Exhibit 99.1

8400 E. Crescent Parkway, Suite 600 Greenwood Village, Colorado 80111 (303) 784-5350 www.gatossilver.com

Gatos Silver Reports Third Quarter 2020 Results

Denver, CO — December 8, 2020 — Gatos Silver, Inc. (NYSE/TSX: GATO) (“Gatos Silver” or the “Company”) today reported third quarter 2020 operational and financial results.

Key Highlights

The Company reported the following key highlights through September 30, 2020:

•	Rapid recommissioning of the Cerro Los Gatos (“CLG”) mine following Mexico’s mandated COVID-19 project suspension,
•	Strong operational and financial results from CLG following a 45-day temporary suspension. The CLG mine was recommissioned in late May 2020 with an optimized plan averaging a monthly production rate of 1,750 tpd to September 30, 2020,
•	Record production from the CLG mine – 453,392 ore tonnes were mined in the first nine months of 2020,
•	Record silver, zinc and lead metal recoveries at the CLG processing plant during the third quarter 2020 - silver recovery approximated the Los Gatos Technical Report estimated recoveries at 85.1%, while zinc and lead recovery exceeded forecast at 73.9% and 87.3%, respectively,
•	Record quarterly cash flow generation at the Los Gatos Joint Venture (“LGJV”) in the third quarter 2020, and
•	Applied for public listing on the NYSE and TSX and successfully completed an initial public offering (“IPO”) of 24,644,500 shares, raising gross proceeds of US$172.5 million in the fourth quarter 2020.

Operational and Financial Results

Gatos Silver

	Three Months Ended
	September 30,
Amounts in millions	2020	2019
Exploration expenses	$0.2	$0.4
Pre-Development expenses	0.5	0.6
G&A expenses	2.4	0.8
Amortization expense	0.6	0.7
Operating expenses	3.7	2.5
Equity (income) loss in LGJV	(3.4)	1.8
Arrangement fees	0.8	0.6
Other expenses	0.1	-
Net other (income) expense	(2.5)	2.4
Net loss	$1.2	$4.9

Net loss decreased to $1.2 million primarily due to the equity income in the LGJV.

Stephen Orr, the Company’s Chief Executive Officer, said “Gatos Silver is a rare silver-focused exploration, development and mining company that discovered a silver-dominant polymetallic district containing 14 zones of mineralization in Chihuahua State, Mexico. Over the last decade, the Company, in conjunction with its joint venture partner Dowa Metals and Mining, has developed and commissioned its first mine on the Cerro Los Gatos zone. We are proud the LGJV was able to build Cerro Los Gatos under budget and on time, providing a strong foundation for the successful completion of Gatos Silver’s IPO, the largest of its kind in the precious metals sector over the last decade. Our shareholders are now ideally positioned to benefit from continued value creation through advancement of the Company’s assets, particularly in this environment of rapidly escalating silver prices.”

8400 E. Crescent Parkway, Suite 600 Greenwood Village, Colorado 80111 (303) 784-5350 www.gatossilver.com

Los Gatos Joint Venture

	Three Months Ended
	September 30,
Financial Results	2020	2019
Amounts in millions
Sales	$44.0	$5.9
Operating expenses	32.4	7.6
Other expenses	3.8	1.9
Net income (loss)	$7.8	$(3.6)

The LGJV has successfully prevented employee COVID-19 infection at the CLG project. Employees work in an environment where sanitation standards and prevention protocols such as social distancing and face mask usage are maintained. CLG, as a residential site, provides residence cleaning and employee laundering services to maintain proper hygiene. The site also has a medical clinic staffed with full-time medical professionals. This controlled environment has turned out to be a most effective defense for COVID-19 prevention. The LGJV has also proactively introduced COVID-19 prevention programs in the surrounding communities through seminars and donation of personal protection items such as face masks, hand sanitizer and nitrile gloves. All employees are nasal tested for COVID-19 prior to returning from their rotational break.

The LGJV is close to completing its CLG project commissioning phase and generated its first quarterly net income in the third quarter 2020.

Revenue and operating expenses increased for the quarter ended September 30, 2020 compared to the same quarter of 2019 due to increased concentrate sales and higher production rates. Revenue in the third quarter 2020 was $44.0 million. Lead and zinc concentrate production for the quarter ended September 30, 2020 was 6,097 tonnes and 7,980 tonnes, respectively.

Operating expenses in the third quarter 2020 were $32.4 million consisting largely of: cost of sales of $17.2 million due to the higher sales volume; depreciation, depletion and amortization of $11.8 million; and general and administrative expenses of $1.9 million.

Other expenses increased for the quarter ended September 30, 2020 compared to the same period of 2019 to $3.8 million due to increases in interest expense and arrangement fees which were partially offset by foreign exchange gain. Interest cost and arrangement fees were capitalized as part of the cost of construction prior to the commencement of production. Upon commencing production interest cost and arrangement fees have been charged to operations.

8400 E. Crescent Parkway, Suite 600 Greenwood Village, Colorado 80111 (303) 784-5350 www.gatossilver.com

	Three Months Ended
	September 30,
Operational Results	2020	2019
Mine Production
Tonnes mined	164,510	*
Lead Concentrate
Tonnes produced	6,097	*
Average silver grade (g/t)	5,726	*
Average gold grade (g/t)	6.82	*
Average lead grade (%)	59.71	*
Average zinc grade (%)	9.69	*
Zinc Concentrate
Tonnes produced	7,980	*
Average silver grade (g/t)	572	*
Average gold grade (g/t)	0.52	*
Average lead grade (%)	1.60	*
Average zinc grade (%)	56.46
Average realized price per silver ounce	$24.15	*
Average realized price per gold ounce	$1,907	*
Average realized price per lead pound	$0.85	*
Average realized price per zinc pound	$1.06	*

*Production information for the three-months ended 2019 is not considered meaningful as the LGJV commenced concentrate sales in September 2019.

Capital Resources and Liquidity Update

With the completion of a $150 million gross proceeds IPO on October 30, 2020, and subsequent exercise of the related underwriters’ option for gross proceeds of $22.5 million in early November 2020, the Company has sufficient funds and resources to carry out its business plans. At September 30, 2020, cash and cash equivalents totaled $3.6 million, while debt outstanding was $15 million comprised of related-party convertible notes. Concurrent with the IPO, the convertible notes and accrued interest were converted to common stock. Gatos Silver did not have any debt at September 30, 2019.

Financial Results Webcast and Conference Call

Gatos Silver will host a webcast and conference call to discuss its third quarter 2020 financial results on December 9, 2020 at 12:00 p.m. Eastern Time.

Conference Call Details:

To register for this conference call, please use this link http://www.directeventreg.com/registration/event/4999363. After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes for entry. Registration is open through the live call. To ensure you are connected for the full call we suggest registering a day in advance or at minimum 10 minutes before the start of the call.

Webcast Details:

Title: Gatos Silver Q3 2020 Earnings Call

URL: https://event.on24.com/wcc/r/2870107/D966C606BFE8B571ED204B06CC2D008A

A replay of the webcast will also be available following the conference call on the Company’s website, www.gatossilver.com.

8400 E. Crescent Parkway, Suite 600 Greenwood Village, Colorado 80111 (303) 784-5350 www.gatossilver.com

Forward-Looking Statements

This press release contains statements that constitute “forward looking information” and “forward-looking statements” within the meaning of U.S. and Canadian securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding the expected average annual production are forward-looking statements. Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors described in our filings with the U.S. Securities and Exchange Commission and Canadian securities commissions. Certain forward-looking statements are based on assumptions, qualifications and procedures which are set out only in the technical report entitled “Los Gatos Project, Chihuahua, Mexico,” dated July, 2020 with an effective date of July 1, 2020 (the “Los Gatos Technical Report”) filed with the U.S. Securities and Exchange Commission and Canadian securities commissions. Scientific and technical disclosures in this press release were approved by Philip Pyle, Vice President of Exploration and Chief Geologist of Gatos Silver who is a “Qualified Person,” as defined in National Instrument 43-101 – Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators. For a complete description of assumptions, qualifications and procedures associated with such information, reference should be made to the full text of the Los Gatos Technical Report. Gatos Silver expressly disclaims any obligation or undertaking to update the forward-looking statements contained in this press release to reflect any change in its expectations or any change in events, conditions, or circumstances on which such statements are based unless required to do so by applicable law. No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this press release.

About Gatos Silver

Headquartered in Denver, Colorado, Gatos Silver is a precious metals production, development and exploration company. The Company is currently focused on the production and continued development of the Cerro Los Gatos Mine and the further exploration and development of the Los Gatos District, both located in Chihuahua, Mexico within one of the world’s premier silver mining regions, the Mexico Silver Belt.

The Cerro Los Gatos Mine is Gatos Silver’s first commercially producing mine in the Los Gatos District. It commenced production in September 2019 and is ramping up to its 2,500 tonnes per day design capacity, which the Company believes will be reached in January 2021. The Cerro Los Gatos Mine is expected to produce, on average, 12.2 million payable silver equivalent (“AgEq”) ounces (100% basis) annually through the existing mine life, at a life-of-mine all-in sustaining cost (“AISC”) of $11.77 per AgEq ounce, an attractive, low-cost AISC profile.

Availability of Other Information About Gatos Silver

Investors and others should note that Gatos Silver communicates with its investors and the public using its company website (https://gatossilver.com/) as well as other channels, including but not limited to presentations, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information Gatos Silver communicates through these channels could be deemed to be material information. As a result, Gatos Silver encourages investors and others interested in Gatos Silver to review the information it disseminates through these channels on a regular basis. The contents of Gatos Silver's website or other channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Investors and Media Contact

Adam Dubas
Chief Administrative Officer
investors@gatossilver.com
(303) 784-5350

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